UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 1, 2005

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, Connecticut 06902-7747
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2005, pursuant to the Agreement and Plan of Merger dated as of December 26, 2004 (the “Merger Agreement”) among Gartner, Inc., a Delaware corporation (“Gartner”), Green Falcon, Inc., a Delaware corporation and a wholly owned subsidiary of Gartner (“Sub”) and META Group, Inc. (“META”), Sub was merged with and into META (the “Merger”), with META continuing as the surviving corporation and a wholly owned subsidiary of Gartner.

Pursuant to the Merger Agreement, as a result of the Merger, each share of META common stock outstanding at the effective time of the Merger was converted into the right to receive $10.00 in cash. Following the consummation of the Merger, META’s common stock was delisted from the Nasdaq National Market. Gartner common stock trades on the Nasdaq National Market under the symbol “IT” and “ITB”.

The terms of the Merger are more fully described in the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(a) and (b) All financial information required by this Item 9.01 in connection with Gartner’s acquisition of META will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(c) Exhibits

99.1 Press Release issued by Gartner, Inc. on April 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
By:	/s/ Christopher Lafond
Christopher Lafond
Executive Vice President, Chief Financial Officer

Date: April 1, 2005

EXHIBIT INDEX

99.1	Press Release issued by Gartner, Inc. on April 1, 2005.